EXHIBIT 4.1

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT ("Agreement") is made and entered into as of this ____ day of June, 1998, by and between UNISERVICE CORPORATION, a corporation organized and existing under the laws of the State of Florida ("Company"), and AMERICAN SECURITIES TRANSFER & TRUST, INC., a national banking association, as warrant agent ("Warrant Agent").

         WHEREAS, the Company proposes to offer and sell a maximum of 1,610,000 shares of common stock ("Class A Common Stock"), $.0001 par value per share, (which includes 210,000 shares of Class A Common Stock pursuant to the Underwriters' over-allotment option) at a purchase price of $5.00 per share and 1,610,000 redeemable Class A Common Stock purchase warrants ("Warrants") (which includes 210,000 shares of Warrants pursuant to the Underwriters' over-allotment option) at a purchase price of $.125 per Warrant pursuant to a Registration Statement on Form SB-2 (the "Prospectus"), File Number 333-50897, filed with the Securities and Exchange Commission; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, registration of transfer, exchange and exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         2. FORM OF WARRANTS. The text and the terms of the Warrants, and the form of election to purchase shares of Class A Common Stock appearing on the reverse side thereof shall be substantially as set forth in EXHIBIT A attached hereto and made a part hereof. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the president or a vice president of the Company and by the manual or facsimile of the secretary or assistant secretary of the Company under its corporate seal, affixed or in facsimile.

         The Warrants shall be dated by the Warrant Agent as of the initial date of issuance thereof, and upon transfer or exchange, the Warrant shall be dated as of such subsequent issuance date.

         3. REGISTRATION AND COUNTERSIGNATURE. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the

Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective registered holders, and upon subsequent issuance, such Warrants shall be registered in the names of the respective succeeding registered holders. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signature appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery. Until a Warrant is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat any registered holder of Warrants as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

         4. REGISTRATION OF TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer any outstanding Warrants on the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer with proper documentary stamps affixed thereto, if requested. Upon any such transfer, a new Warrant shall be issued to the transferee, and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time. Warrants may be exchanged at the option of the holder thereof when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Class A Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign and deliver the Warrants in accordance with the provisions of this Paragraph 4, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         5. EXERCISE OF WARRANTS. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which right may be exercised as in such Warrants expressed, during the five year period commencing on the date of the Company's Prospectus dated ___________, 1998 ("Prospectus") to purchase from the Company, and the Company shall issue and sell to such registered holder of Warrants, the number of fully paid and non-assessable shares of Class A Common Stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse side thereof duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as hereinafter defined, for the number of shares of Class A Common Stock in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made in cash or by certified check, bank draft, or postal or express money order, payable in United States dollars, to the order of the Company. Subject to the provisions of Paragraph 8 hereof, upon such surrender of Warrants and payment of the

Exercise Price as aforesaid, the Company, acting through the Warrant Agent, shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Class A Common Stock so purchased upon the exercise of such Warrants. Such certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Class A Common Stock, as of the date of surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of such warrants and the payment of such Exercise Price, the transfer books for the Class A Common Stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books aforesaid, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The right of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or, from time to time, for part only of the shares specified therein, and in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or warrants will be issued for the remaining number of Class A Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Paragraph 5 and of Paragraph 3 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purposes.

         Notwithstanding anything contained herein to the contrary, no Warrant may be exercised if the issuance of Class A Common Stock in connection therewith would constitute a violation of the registration provisions of federal or state securities laws.

         The Company will use its best efforts to file and keep effective a current prospectus which will permit the purchase and sale of the Warrants and the Class A Common Stock underlying the Warrants. In addition, the Company will use its best efforts to qualify for sale the Warrants and the Class A Common Stock underlying the Warrants in those states in which the Warrants and the Class A Common Stock are to be offered.

         Upon thirty (30) days' prior written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable.

         The "Exercise Price" of the Warrants shall mean the exercise price specified in the Warrants until the occurrence of a recapitalization or reclassification that, pursuant to the provisions hereof, shall require an increase or decrease in the exercise price of the Warrants, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions hereof. No such adjustment shall be made unless such adjustment would change the then purchase price per share by Ten Cents ($.10) or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the then purchase price per share by Ten Cents ($.10) or more. No adjustment made pursuant to any provision hereof shall have the effect of increasing the total consideration payable upon exercise of any of the Warrants.

         6. ADJUSTMENTS IN CERTAIN CASES. In case the Company shall at any time prior to the exercise or termination of any of the Warrants effect a recapitalization or reclassification of such character that its Class A Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Class A Common Stock that the holders of the Warrants shall be entitled to purchase upon exercise thereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Class A Common Stock by reason of such recapitalization or reclassification on, and the purchase price per share of such recapitalized or reclassified Class A Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

         In case the Company shall at any time prior to the exercise or termination of any of the Warrants distribute to holders of its Class A Common Stock cash, evidences of indebtedness, or other securities or assets, other than as dividends or distributions payable out of current or accumulated earnings, then, in any such case, the holders of the Warrants shall be entitled to receive, upon exercise thereof, with respect to each share of Class A Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets that such holder would have been entitled to receive with respect to the Class A Common Stock as a result of the happening of such event, had the Warrants been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (without giving effect to any restriction upon such exercise).

         In case the Company shall at any time prior to the exercise or termination of any of the Warrants consolidate or merge with any other corporation or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the holders of the Warrants, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Class A Common Stock as to which the Warrants were exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holders thereof to the effect that the provisions of the Warrants shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of the Warrants.

         Whenever the number of shares of Class A Common Stock or other types of securities or assets purchasable upon exercise of any of the Warrants shall be adjusted as provided herein, the Company shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing, which may include the Company's then independent auditing firm setting forth the computation and the adjusted number of shares of Class A Common Stock or other securities or assets purchasable hereunder resulting from such adjustments, and a copy of such certificate or letter shall be mailed to each of the registered holders of the Warrants. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

         In the event that at any time as a result of an adjustment made pursuant hereto the holders of the Warrants shall become entitled to purchase upon exercise thereof shares, evidences of indebtedness, or other securities or assets (other than Class A Common Stock, then, wherever appropriate, all references herein to Class A Common Stock shall be deemed to refer to and include such shares, evidences of indebtedness, or other securities or assets, and thereafter the number of such shares, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions hereof.

         7. REDEMPTION. The Warrants may be redeemed at the option of the Company, at a redemption price of $.25 per Warrant (subject to adjustment as set forth herein) at any time commencing twelve (12) months from the date of the Prospectus upon not less than thirty (30) days prior written notice, subject to exercise by the Warrantholder, if the closing bid price of the Company's Class A Common Stock, as reported by the principal exchange on which the Class A Common Stock is traded, the NASDAQ SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $7.00 per share for thirty
(30) consecutive trading days. However, the Company may not redeem the Warrants at any time that a current registration statement under the Securities Act of 1933 covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not then in effect. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.25 per Warrant upon surrender of this Warrant Certificate.

         8. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of securities upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any securities in a name other than that of the registered holder of Warrants in respect of which such securities are issued and, in such case, neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate representing such securities or any Warrant until the person requesting the same has paid to the Company or the Warrant Agent the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         9. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Warrant Agent may countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         10. RESERVATION OF CLASS A COMMON STOCK. Prior to the issuance of any Warrants, there shall have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued Class A Common Stock, a number of shares of Class A Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Class A Common Stock and every subsequent transfer for any of the Company's Class A Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Class A Common Stock as shall be requisite for such purpose. The Company agrees that all Class A Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates representing such Class A Common Stock, validly issued and outstanding, fully paid and non-assessable. The Company will keep a copy of this Agreement on file with the transfer agent for the Class A Common Stock and with every subsequent transfer agent for the Company's Class A Common Stock issuable upon the exercise of the right of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants that have been exercised. The Company will supply such transfer agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Class A Common Stock that have been issued upon the exercise of such Warrants. All Warrants surrendered for transfer, exchange or partial exercise shall be canceled by the Warrant Agent and delivered to the Company. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding and, thereafter, no Class A Common Stock shall be subject to reservation in respect of such Warrants.

         11. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS. Unless otherwise instructed by the Company in writing, the Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall promptly deposit in an account for the benefit of the Company, in a bank designated by the Company, all monies received by the Warrant Agent for the purchase of Class A Common Stock through the exercise of such Warrants.

         12. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation or company that may succeed to the business of the Warrant Agent by merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company or otherwise succeeding to the business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Warrant Agent under the provision of Paragraph 14 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement or in case at any time the name of the Warrant Agent shall be changed, and any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, the successor to the Warrant Agent may countersign such Warrants, either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases, such Warrants shall have the full force provided in the Warrants and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases, such Warrants shall have the full force provided in the Warrants and this Agreement.

         13. DUTIES OF THE WARRANT AGENT.

                  (a) The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company shall be bound:

                           (i) The statements contained herein and in the
Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same, except such as describe the Warrant Agent or action or actions taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants, except as herein otherwise provided.

                           (ii) The Warrant Agent shall not be responsible for
any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                           (iii) The Warrant Agent may execute and exercise any
of the rights or powers hereby vested in it or perform any duty hereunder, either itself, or by or through its attorneys, agents or employees.

                           (iv) The Warrant Agent may consult at any time with
counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                           (v) The Warrant Agent shall incur no liability or
responsibility to the Company or to any holder of any Warrant for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to have been signed, sent or presented by the proper party or parties.

                           (vi) The Company agrees to pay the Warrant Agent
reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement; to reimburse the Warrant Agent for all expenses, taxes, governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement; and to indemnify the Warrant Agent and save it harmless from and against any and all liabilities, including judgments, costs and reasonable attorneys' fees for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

                           (vii) The Warrant Agent shall be under no obligation
to institute any action, suit or legal proceeding, or to take any other action likely to involve expense, unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity. All rights of action under this Agreement or under any of the Warrants or in the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                           (viii) The Warrant Agent and any shareholder,
director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                           (ix) The Warrant Agent shall act hereunder solely as
agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

                           (x) The Warrant Agent shall keep copies of this
Agreement available for inspection by holders of the Warrants during normal business hours at its principal office in Colorado.

         14. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving notice in writing to the Company and by giving notice by mailing to holders of the Warrants at their addresses as such addresses appear on the Warrant register of such resignation, specifying a date when such resignation shall take effect, which date shall not be less than 30 days after the mailing of said notice. The Warrant Agent may be removed at the discretion of the Company by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal, or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, any successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Class A Common Stock, and shall forthwith give notice to the holders of the Warrants in the manner prescribed in this section. Failure to file or mail any notice provided for in this Section 14, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of any successor Warrant Agent, as the case may be.

         15. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any transfer agent other than the Warrant Agent for the Class A Common Stock of the Company issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

         16. NOTICES. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to the Company shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

         To the Company:          Uniservice Corporation
                                  1900 Glades Road, Suite 351
                                  Boca Raton, FL  33431

         To the Warrant Agent:    American Securities Transfer & Trust, Inc.
                                  1825 Lawrence Street, Suite 444
                                  Denver, CO 80202

Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to the Warrant Agent shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed (until another address is filed ln writing by the Warrant Agent with the Company) to the Warrant Agent as set forth above.

         17. STANDARD OF CONDUCT. Notwithstanding any implication to the contrary elsewhere herein, whenever the Company or the Warrant Agent are required or permitted to make any judgment or to take any action, no such judgment or action shall be made or taken in bad faith or in any arbitrary or capricious fashion.

         18. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may, from time to time, supplement or amend this Agreement without the approval of any of the holders of the Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable, that shall not be inconsistent with the provisions of the Warrants, and that shall not materially adversely affect the rights of the holders of the Warrants.

         19. SUCCESSORS. All of the covenants and provisions hereof by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         20. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation, unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         21. FLORIDA CONTRACT. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said state.

         22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation, other than the Company, the Warrant Agent and the registered holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the holders of the Warrant Certificates.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            UNISERVICE CORPORATION

                                            By:_____________________________
                                            Name: __________________________
                                            Its: ___________________________

ATTEST:

________________________


                                            AMERICAN SECURITIES TRANSFER &
                                            TRUST, INC.

                                            By:_____________________________
                                            Name: __________________________
                                            Its: ___________________________

ATTEST:

________________________